                                                                     Exhibit 4.6

================================================================================





                         PLEDGE AND SECURITY AGREEMENT




                           dated as of July 2, 2001


                                     among


                        MISSION ENERGY HOLDING COMPANY,
                                  As Pledgor,


                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
              As Administrative Agent under the Credit Agreement,


                           WILMINGTON TRUST COMPANY,
                        As Trustee under the Indenture,


                                      and


                           WILMINGTON TRUST COMPANY,
                           As Joint Collateral Agent



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                             Page
                                                                                             ----
Section 1.     Definitions..................................................................    2

Section 2.     Representations and Warranties...............................................    4

Section 3.     The Pledge...................................................................    6

Section 4.     Further Assurances; Remedies.................................................    7
     4.01.     Delivery and Other Perfection................................................    7
     4.02.     Other Financing Statements and Liens.........................................    9
     4.03.     Voting Rights; Dividends; Etc................................................    9
     4.04.     Remedies upon Notice of Acceleration.........................................   11
     4.05.     Retention of Collateral......................................................   13
     4.06.     Notice of Acceleration.......................................................   14
     4.07.     Deficiency...................................................................   14
     4.08.     Maintenance of Books and Records; Change of Name.............................   15
     4.09.     Application of Proceeds......................................................   15
     4.10.     Attorney-in-Fact.............................................................   16
     4.11.     Termination; Release and Reinstatement of Collateral.........................   18
     4.12.     Performance by the Joint Collateral Agent of Pledgor's Obligations...........   19
     4.13.     The Joint Collateral Agent's Duty of Care....................................   19

Section 5.     The Joint Collateral Agent...................................................   20
     5.01.     Appointment, Powers and Immunities...........................................   20
     5.02.     Instructions of the Administrative Agent and/or the Trustee..................   21
     5.03.     Reliance by Joint Collateral Agent...........................................   22
     5.04.     Rights in Other Capacities...................................................   23
     5.05.     Non-Reliance on Joint Collateral Agent.......................................   23
     5.06.     Failure to Act...............................................................   24
     5.07.     Right to Appoint Joint Collateral Agent or Advisor...........................   25
     5.08.     Resignation and Removal......................................................   25
     5.09.     Qualification................................................................   25

Section 6.     Miscellaneous................................................................   26
     6.01.     No Waiver....................................................................   26

                                                                                              Page
                                                                                              ----
     6.02.     Governing Law; Submission to Jurisdiction; Venue.............................   26
     6.03.     Waiver of Jury Trial.........................................................   27
     6.04.     Notices......................................................................   27
     6.05.     Continuing Agreement.........................................................   27
     6.06.     Waivers, Amendments, Etc.....................................................   28
     6.07.     Successors and Assigns.......................................................   29
     6.08.     Counterparts.................................................................   29
     6.09.     Severability.................................................................   30
     6.10.     Entirety.....................................................................   30
     6.11.     Survival.....................................................................   30
     6.12.     Expenses, Indemnity, Etc.....................................................   30
     6.13.     Trust Indenture Act..........................................................   31
     6.14.     Security Interest Absolute...................................................   32
     6.15.     Headings.....................................................................   32

                         PLEDGE AND SECURITY AGREEMENT


          THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of
                                                    ---------
July 2, 2001, is by and among Mission Energy Holding Company, a Delaware corporation (the "Pledgor"), Wilmington Trust Company, as trustee under the
                  -------
Indenture (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Trustee"), Goldman Sachs Credit Partners L.P.,
                                  -------
as administrative agent on behalf of and for the benefit of the Term Loan Secured Parties under and as defined in the Credit Agreement (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and Wilmington Trust Company, as joint collateral agent
---------------------
(in such capacity, together with its successors in such capacity, the "Joint
                                                                       -----
Collateral Agent"). Capitalized terms used herein but not otherwise defined have
----------------
the meanings assigned to them in the Indenture.

                                  WITNESSETH:
                                  -----------

          WHEREAS, the Pledgor and the Trustee have entered into an Indenture (as hereinafter defined), pursuant to which the Pledgor is authorized to issue up to $900,000,000 aggregate principal amount of its 13.50% Senior Secured Notes due 2008 (as amended, supplemented and exchanged from time to time, collectively, the "Securities");
                   ----------

          WHEREAS, the Pledgor has entered into a Credit Agreement (as hereinafter defined) with the lenders from time to time party thereto (the "Lenders") pursuant to which the Pledgor is concurrently borrowing $385,000,000
 -------
(the "Term Loans") and the Administrative Agent will act on behalf and for the
      ----------
benefit of the Term Loan Secured Parties, including entering into this Agreement; and

          WHEREAS, to induce potential purchasers of the Securities to purchase the same and to induce the Lenders to make the Term Loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge, and grant a first priority security interest in, the Collateral (as defined in Section 3 hereof) to the Joint Collateral Agent for the benefit of the Administrative Agent (on behalf of each Agent, the Loan Escrow Agent, the Lenders and the Lender Counterparties, as provided in the Credit Agreement) and the Trustee (on behalf of itself as Trustee and Paying Agent and on behalf of the holders of the Securities (the

"Holders") as provided in the Indenture), as security for the Joint Secured Obligations (as defined in Section 1 hereof).

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto agree as follows for the express benefit of the Administrative Agent and the Trustee:

          Section 1.   Definitions. Terms used but not otherwise defined herein
                       -----------
shall have the meanings provided in the Indenture. As used herein:

          "Code" shall mean, unless otherwise specified, the Uniform Commercial
           ----
Code as in effect from time to time in the State of New York (provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions), and any reference to any section of the Code herein shall be a reference to such section as it is modified and amended from time to time and to any successor section.

          "Collateral" shall have the meaning ascribed thereto in Section 3
           ----------
hereof.

          "Credit Agreement" shall mean the Credit Agreement, dated as of July
           ----------------
2, 2001, among the Pledgor, the Administrative Agent, the other agents listed on the signature pages thereto and the Lenders, as modified and supplemented and in effect from time to time.

          "Debt Documents" shall mean the Indenture, the Securities, the Credit
           --------------
Agreement and all term loan notes under the Credit Agreement.

          "Indenture" shall mean the Indenture, dated as of July 2, 2001,
           ---------
between Pledgor and the Trustee, as modified and supplemented and in effect from time to time.

          "Issuer" shall mean Edison Mission Energy, a California corporation.
           ------

          "Joint Secured Obligations" shall mean: (i) the principal of, premium,
           -------------------------
if any, interest on and Liquidated Damages, if any, on the Securities and all other amounts from time to time owing to the Holders thereof or the Joint Collateral Agent, Trustee and Paying Agent by the Pledgor under the Indenture and hereunder and (ii) the principal of, premium, if any, and interest on the Term Loans and any amounts owing to a Lender or Lender Counterparty (as defined in the Credit Agreement) under a Hedge Agreement (as defined in the Credit Agreement) and all other amounts from time to time owing to the Lenders and Agents (as defined in the Credit Agreement) by the Pledgor under the Credit Agreement and hereunder.

          "Joint Secured Parties" shall mean the Administrative Agent (on behalf
           ---------------------
of each Agent, the Loan Escrow Agent, the Lenders and the Lender Counterparties as provided in the Credit Agreement), the Trustee (on behalf of itself as Trustee and Paying Agent and on behalf of the holders of the Securities (the "Holders") as provided in the Indenture) and the Joint Collateral Agent.

          "Lenders" shall have the meaning ascribed to it in the second recital
           -------
of this Agreement.

          "Notice of Acceleration" shall mean a notice delivered to the Joint
           ----------------------
Collateral Agent by: (i) the Trustee certifying to the Joint Collateral Agent that an acceleration of the Securities has occurred in accordance with the terms of the Indenture and directing the Joint Collateral Agent to deliver a Notice of Acceleration and to commence enforcement proceedings against the Pledgor or (ii) the Administrative Agent, certifying to the Joint Collateral Agent that an acceleration of the Term Loans has occurred in accordance with the terms of the Credit Agreement and directing the Joint Collateral Agent to commence enforcement proceedings against the Pledgor.

          "Parity Pro Rata Basis" shall mean, with respect to any payment to
           ---------------------
both Holders and Lenders, on an equal basis without preference or priority of any kind, based on each Holder's or Lender's respective percentage of the aggregate principal amount of the Securities and Term Loans outstanding immediately prior to such payment.

          "Pledged Shares" shall have the meaning ascribed thereto in Section
           --------------
3(a) hereof.

          "Refinancing Indebtedness" means any indebtedness of Pledgor the
           ------------------------
proceeds of which are used to (a)refinance, in whole but not in part, the Term Loans or (b)refinance, defease and/or satisfy and discharge the Securities, in whole but not in part, and the Pledgor's obligations under the Indenture; provided, however, that such indebtedness shall be "Refinancing Indebtedness" only if it satisfies the requirements set forth in clauses (1) and (2) for "Permitted Refinancing Indebtedness" as such term is defined in (i) the Credit Agreement in the case of a refinancing of the Securities or (ii) the Indenture in the case of a refinancing of the Term Loans.

          "Required Secured Parties" shall mean a majority of the aggregate
           ------------------------
principal amount of the Securities and Term Loans then outstanding.

          "Securities" shall have the meaning ascribed to it in the first
           ----------
recital of this Agreement.

          "Term Loans" shall have the meaning ascribed to it in the second
           ----------
recital of this Agreement.

          "Termination Event" shall mean the occurrence of (a) both (i) the
           -----------------
satisfaction and discharge of the Indenture as provided by Section 401 thereof, or the satisfaction, discharge and defeasance of the Securities pursuant to Article Twelve of the Indenture and (ii) the termination of the Term Loan Commitments (as defined in the Credit Agreement) and satisfaction and discharge of the Obligations (as defined in the Credit Agreement) in accordance with the terms set forth therein or (b) the release of the Collateral pursuant to and in accordance with the terms of the Debt Documents.

           Section 2.  Representations and Warranties. The Pledgor represents
                       ------------------------------
and warrants to the Joint Collateral Agent that:

          (a) The Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof, and no Lien exists upon such Collateral (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Joint Collateral Agent for the benefit of the Joint Secured Parties created or provided for herein. There exist no "adverse claims" within the meaning of Section 8-302 of the Code with respect to the Pledged Shares.

          (b) The Pledged Shares evidenced by the certificate identified in Annex A hereto are duly authorized, validly issued, fully paid and non-assessable and none of such Pledged Shares is subject to any contractual restriction or any restriction under the charter documents of the Pledgor or the Issuer (including, but not limited to, preemptive rights) prohibiting or limiting the transfer of such Pledged Shares (except for any such restriction contained herein or in any Debt Document).

          (c) The Pledged Shares evidenced by the certificate identified in Annex A hereto constitute all of the issued and outstanding shares of capital stock of the Issuer and there are no preemptive rights, options, warrants, convertible securities or other agreements or commitments of any character obligating the Pledgor or the Issuer to issue, transfer or sell any of the Issuer's capital stock or other equity interests, or any agreements, arrangements, or understandings granting any person any rights in the Issuer similar to capital stock or other equity interests.

          (d) None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or the compliance with the terms and provisions hereof will conflict with or result in (i) a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Pledgor or any of its subsidiaries is a party or by which the Pledgor or any of its subsidiaries is bound or to which any of the property or assets of the Pledgor or any of its subsidiaries is subject, other than with respect to change in control provisions contained in agreements and instruments with respect to the indebtedness of the Issuer and its subsidiaries,
(ii) any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Pledgor or (iii) any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Pledgor or any of its subsidiaries or any of their properties, except, in case of clauses (i) and (ii) above for any breaches or violations that would not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business properties or results of operations of the Pledgor and its subsidiaries, taken as a whole, or on the ability of the Pledgor to perform its obligations hereunder; and no consent, approval, authorization, order, registration, notice, filing or qualification of or with any such court or governmental agency or body is required either (x) for the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or the compliance with the terms and provisions hereof on the date hereof or (y) for the exercise by the Joint Collateral Agent of its rights and remedies hereunder (in each case, except as may be required by the Code in the applicable jurisdiction, by the Federal Energy Regulatory Commission, by laws affecting the offering and sale of securities or by merger control laws and regulations).

          (e) This Agreement creates a valid first priority security interest in the Collateral in favor of the Joint Collateral Agent for the benefit of the Joint Secured Parties. Upon delivery to the Joint Collateral Agent for the benefit of the Joint Secured Parties of the certificate identified in Annex A with undated stock powers duly endorsed in blank by an effective endorsement and the filing of a financing statement covering the capital stock represented thereby, no further action will be necessary to perfect or otherwise protect such security interest in such Collateral.

          Section 3.   The Pledge. As collateral security for the prompt payment
                       ----------
in full when due (whether at stated maturity, by acceleration or otherwise) of the Joint Secured Obligations, the Pledgor hereby pledges, grants and assigns to the Joint Collateral Agent for the benefit of the Joint Secured Parties to the extent and subject to the restric tions hereinafter provided, a continuing first priority security interest in any and all of the Pledgor's right, title and interest in the following property, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
                       ----------

          (a) all of the issued and outstanding shares of capital stock of the Issuer evidenced by the certificate identified in Annex A hereto under the name of the Pledgor and all other shares of capital stock of whatever class of the Issuer, now or hereafter issued, in each case together with the certificates representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively, the "Pledged Shares"), including,
                                                    --------------
but not limited to, (A) all shares, securities, moneys or property representing a dividend on any of the

Pledged Shares, or representing a distribution or return of capital upon or in respect to the Pledged Shares, or resulting from a stock split, revision, reclassification or other like change of the Pledged Shares, or otherwise received in exchange therefor, and any subscriptions, warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares; and (B) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under the Debt Documents, in the event of any consolidation or merger in which the Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger which are outstanding after the consummation of such consolidation or merger; and

          (b) all proceeds of and to any of the property of the Pledgor described in the preceding clause of this Section 3, however and whenever acquired and in whatever form.

          Section 4.   Further Assurances; Remedies. In furtherance of the grant
                       ----------------------------
of the pledge and security interest pursuant to Section 3 hereof, the Pledgor hereby agrees with the Joint Collateral Agent, for the benefit of the Joint Secured Parties as follows:

          4.01.     Delivery and Other Perfection. The Pledgor hereby agrees
                    -----------------------------
that, for so long as any of the Joint Secured Obligations remains outstanding, it shall:

          (a) if any of the above-described shares or other property required to be pledged by the Pledgor under clauses (a) and (b) of Section 3 hereof are with or received by the Pledgor, promptly take such action as may be necessary or as the Joint Collateral Agent shall reasonably request, subject to Section 5.02, to duly perfect the Lien created hereunder in such shares or other property in said clauses (a) and (b). Where required for perfection under local law, certificates for the shares shall be transferred and delivered to the Joint Collateral Agent simultaneously with or prior to the execution and delivery of this Agreement. Prior to delivery to the Joint Collateral Agent, all such certificates and instruments constituting Collateral of the Pledgor shall be held in trust by the Pledgor for the benefit of the Joint Collateral Agent pursuant hereto. All such certificates shall be delivered to the Joint Collateral Agent in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank.

          (b) if the Pledgor shall receive by virtue of its being or having been the owner of any Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, reorganization, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) dividends payable in securities; or (iii) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Joint Collateral Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Joint Collateral Agent in the exact form received, together with any necessary endorsement and/or appropriate undated stock power duly executed in blank, to be held by the Joint Collateral Agent as Collateral pursuant to the terms hereof and as further collateral security for the Joint Secured Obligations.

          (c) give, execute, deliver, file and/or record at its expense such Code or other applicable financing statement, notice, filing, registration, instrument, document, agreement or other papers as may be necessary or desirable or as may be reasonably requested by the Joint Collateral Agent, subject to
Section 5.02, to create, preserve, perfect or validate the security interest granted pursuant hereto in the Collateral of the Pledgor, or to enable the Joint Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, if so requested by the Joint Collateral Agent in order to exercise and enforce its rights hereunder while a Notice of Acceleration is then in effect, causing any or all of the Collateral to be transferred of record into the name of the Joint Collateral Agent or its nominee (and the Joint Collateral Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Joint Collateral Agent will promptly give to the Pledgor copies of any notices and communications received by it with respect to the Collateral pledged by the Pledgor hereunder);

          (d) warrant and defend title to and ownership of the Collateral of the Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Collateral of the Pledgor or any interest therein (except as is not prohibited under any Debt Document);

          (e) not enter into any agreement or allow to exist any restriction with respect to any of the Collateral of the Pledgor other than pursuant hereto (or as is not prohibited under any Debt Document);

          (f) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records (and cause the Issuer to mark its books and records) to reflect the security interest granted to the Joint Collateral Agent for the benefit of the Joint Secured Parties pursuant to this Agreement; and

          (g) permit representatives of the Joint Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and while a Notice of Acceleration is then in effect, permit representatives of the Joint Collateral Agent to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Joint Collateral Agent may reasonably require.

          4.02.     Other Financing Statements and Liens. The Pledgor shall not
                    ------------------------------------
file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Joint Collateral Agent is not named as the sole secured party for the benefit of the Joint Secured Parties.

          4.03.     Voting Rights; Dividends; Etc. (a) Unless a Notice of
                    -----------------------------
Acceleration shall be in effect or an Event of Default specified in Section 501(3) of the Indenture or an Event of Default specified in Section 6.1(c) of the Credit Agreement shall have occurred and be continuing:

          (1) the Pledgor shall have the right to exercise, to the extent permitted by law, all voting, consensual and other powers of ownership pertaining to the Collateral or any part thereof for all purposes not inconsistent with the terms of this Agreement or the Debt Documents; and

          (2) subject to Section 4.01(b) hereof, the Pledgor shall be entitled to receive and retain, free from the lien created by this Agreement, any dividends on the Collateral or other distributions paid in respect of the Collateral to the extent they are not prohibited by the Debt Documents.

          (b) If a Notice of Acceleration shall be in effect or an Event of Default specified in Section 501(3) of the Indenture or an Event of Default specified in Section 6.1(c) of the Credit Agreement shall have occurred and be continuing, then:

          (1) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 4.03(a)(1) shall cease, and all such rights shall thereupon become vested in the Joint Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

          (2) all rights of the Pledgor to receive the dividends and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.03(a)(2) shall cease, and all such rights shall thereupon become vested in the Joint Collateral Agent who shall thereupon have the sole right to receive such dividends and other distributions and shall apply the same to the Joint Secured Obligations in accordance with Section 4.09;

          (3) any dividends and distributions which are received by the Pledgor contrary to the provisions of Section 4.03(b)(2) shall be received in trust for the benefit of the Joint Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Joint Collateral Agent as Collateral in the same form as so received (with any necessary endorsement), to be held by the Joint Collateral Agent as Collateral and as further collateral security for the Joint Secured Obligations; and

          (4) the Pledgor shall, if necessary to permit the Joint Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 4.03(b)(1) and to receive all dividends and distributions which it may be entitled to receive under

Section 4.03(b)(2), execute and deliver to the Joint Collateral Agent, from time to time and upon written notice of the Joint Collateral Agent, appropriate dividend payment orders and other instruments as the Joint Collateral Agent may reasonably request.

           4.04.   Remedies upon Notice of Acceleration. (a)  If a Notice of
                   -------------------------------------
Acceleration shall be in effect, then:

           (1) the Joint Collateral Agent shall have, in respect of the Collateral of the Pledgor, all of the rights and remedies with respect to the Collateral of a secured party under the Code (whether or not, to the fullest extent permitted by law, said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Joint Collateral Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

           (2) the Joint Collateral Agent may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and exercise the powers described in Section 4.10(a) hereof, but shall be under no obligation to do so;

           (3) the Joint Collateral Agent may, in its sole discretion, without notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Joint Collateral Agent or any agents thereof, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Joint Collateral Agent deems best, and for cash or for credit or for future delivery or otherwise in accordance with applicable law (without thereby assuming any credit risk), at public or private sale, at such price or prices and on such other terms as the Joint Collateral Agent may deem commercially reasonable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Joint Collateral Agent, any Holder, any Lender or anyone else may, to the extent permitted by law, be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by it, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgor, in accordance with the notice provisions of Section 6.04 hereof at least ten (10) days before the time
                     ------------
of such sale. The Joint Collateral Agent shall not be obligated to make any sale of Collateral of the Pledgor regardless of notice of sale having been given. The Joint Collateral Agent may, without notice or publication and, to the extent permitted under applicable law, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may, without further notice, be made at any time or place to which the sale may be so adjourned;

           (4) the Pledgor recognizes that the Joint Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Collateral and that the Joint Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Joint Collateral Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register or qualify such securities for public sale under the Securities Act of 1933 or other applicable securities laws of other jurisdictions. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been
(i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933) or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the Code, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Joint Collateral Agent may, in such event, bid for the purchase of such securities; and

           (5) the Joint Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to subclause (4) above conducted in a commercially reasonable manner. The Pledgor hereby waives to the extent permitted by applicable law any claims against the Joint Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Joint Secured Obligations, even if the Joint Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

           (b) The proceeds of each collection, sale or other disposition under this Section 4.04 shall be applied in accordance with Section 4.09 hereof.

           4.05.   Retention of Collateral.  In addition to the rights and
                   -----------------------
remedies hereunder, if a Notice of Acceleration shall be in effect, the Joint Collateral Agent may, after providing the notices required by Section 9-505(2) of the Code and otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Collateral in satisfaction of the Joint Secured Obligations. Unless and until the Joint Collateral Agent shall have provided such notices, however, the Joint Collateral Agent shall not, except as provided under law, be deemed to have retained any Collateral in satisfaction of any Joint Secured Obligations for any reason.

           4.06.   Notice of Acceleration.  (a)  Within three Business Days
                   ----------------------
following receipt by the Joint Collateral Agent of a Notice of Acceleration, the Joint Collateral Agent shall notify the Pledgor, the Trustee and the Administrative Agent of the receipt of such Notice of Acceleration and the contents thereof in writing.

           (b) A Notice of Acceleration shall become effective upon receipt thereof by the Pledgor. A Notice of Acceleration, once effective, shall remain in effect unless and until it is cancelled as provided in Section 4.06(c).

           (c) Any party giving Notice of Acceleration shall be entitled to cancel it by delivering a written notice of cancellation to the Joint Collateral Agent (i) before the Joint Collateral Agent takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if the Joint Collateral Agent believes that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without material prejudice to the rights of the Pledgor, the Joint Collateral Agent or the non-delivering party; provided, however, that a Notice of Acceleration shall be
                  --------  -------
deemed cancelled if: (x) such Notice of Acceleration was given by the Trustee, the declaration of acceleration of the Securities is rescinded and annulled pursuant to the terms of the Indenture and no Notice of Acceleration has been given by the Administrative Agent and remains outstanding; (y) such Notice of Acceleration was given by the Administrative Agent, the declaration of acceleration of the Term Loans is rescinded and annulled pursuant to the terms of the Credit Agreement and no Notice of Acceleration has been given by the Trustee and remains outstanding; and (z) such Notice of Acceleration has been given by both the Administrative Agent and Trustee, the declarations of acceleration under the Credit Agreement and the Indenture are rescinded and annulled pursuant to the terms of the Credit Agreement and the Indenture, respectively. The Joint Collateral Agent shall notify the Pledgor in writing as to the cancellation of any Notice of Acceleration within three Business Days following receipt thereof.

           4.07.   Deficiency.  In the event that the proceeds of any sale,
                   ----------
collection or realization of or upon the Collateral pursuant to Section 4.04 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Joint Secured Obligations, the Pledgor shall remain liable for the deficiency as provided under the terms of the Indenture and Credit Agreement, together with interest thereon, in each case, as provided therein, together with the costs of collection and the reasonable fees of any attorneys employed by the Joint Collateral Agent to collect such deficiency.

           4.08.   Maintenance of Books and Records; Change of Name.  Without
                   ------------------------------------------------
either the prior written consent of, or at least thirty (30) days' prior written notice to, the Joint Collateral Agent, the Pledgor shall not (i) maintain any of its books and records with respect to the Collateral at any office, other than that set forth opposite the Pledgor's name on Annex A hereto, or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Pledgor to this Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature page hereto or (iii) change its jurisdiction of incorporation.

           4.09.   Application of Proceeds.  (a)  Except as otherwise herein
                   -----------------------
expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to Section 4.04 hereof, and while a Notice of Acceleration is then in effect, any payments in respect of the Joint Secured Obligations and any proceeds of any Collateral when received by the Joint Collateral Agent in cash or its equivalent under this Section 4, shall be applied by the Joint Collateral Agent as follows:

           First, on a pro rata basis, to the payment of costs and expenses (including costs and attorneys' fees) of the Joint Collateral Agent in enforcing or exercising any rights or remedies in connection with, or in realizing upon, the Collateral and to the payment of all other amounts due to the Joint Collateral Agent (in its capacity as such) hereunder;

           Second, on a pro rata basis, to the payment of all amounts due (i) under the Indenture to the Trustee and the Paying Agent (as identified therein) and (ii) under the Credit Agreement to the Agents (as defined therein);

           Third, on a Parity Pro Rata Basis, to the payment of interest (other than any defaulted interest) due and payable on the Securities and Term Loans;

           Fourth, on a Parity Pro Rata Basis, to the payment of the then outstanding principal amount of Securities and Term Loans;

           Fifth, on a Parity Pro Rata Basis, to the payment of (i) Liquidated Damages, if any, with respect to the Securities, (ii) premium, if any, with respect to any principal amount of Securities or Term Loans, and (iii) defaulted interest, if any, due and payable with respect to the Securities or the Term Loans; and

           Sixth, any surplus remaining shall be returned to the Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

As used in this Section 4, "proceeds" of Collateral shall mean cash, securities
                            --------
and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or the Issuer.

           (b) The Pledgor hereby irrevocably waives the right to direct the application of any payments and proceeds under this Section 4.09 and acknowledges and agrees that the Joint Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Joint Collateral Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

           (c) The provisions of this Section 4.09 shall survive the resignation or removal of the Joint Collateral Agent.

           4.10.   Attorney-in-Fact.  (a)  Without limiting any rights or powers
                   ----------------
otherwise granted by this Agreement to the Joint Collateral Agent, the Joint Collateral Agent (and each of its designees) is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this
Section 4 and taking any action and executing any instruments which the Joint Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (which appointment as attorney-in-fact is irrevocable, for as long as the Joint Secured Obligations remain outstanding, and coupled with an interest and with power of substitution) including, but not limited to, the power to take any or all of the following actions upon the occurrence and during the continuance of a Notice of Acceleration: (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral of the Pledgor, all as the Joint Collateral Agent may reasonably determine; (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral of the Pledgor and enforcing any other right in respect thereof; (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Joint Collateral Agent may deem reasonably appropriate; (iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral of the Pledgor; (v) to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Joint Collateral Agent or as the Joint Collateral Agent shall direct; (vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral of the Pledgor;
(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral of the Pledgor; (viii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Joint Collateral Agent may deem reasonably appropriate; (ix) to the extent allowed under applicable local law, execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Joint Collateral Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein; (x) to exchange any of the Collateral of the Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon any transfer of the Collateral from a Pledgor to another Pledgor and, in connection therewith, deposit any of the Collateral of the Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Joint Collateral Agent may determine; (xi) to the extent allowed under applicable local law, to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Shares of the Pledgor into the name of the Joint Collateral Agent or into the name of any transferee to whom the Pledged Shares of the Pledgor or any part thereof may be sold pursuant to Section 10 hereof; and (xii) to do and perform all such other acts and things as the Joint Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral of the Pledgor.

           (b) Subject to Section 5 hereof, the Joint Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Joint Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Joint Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Joint Collateral Agent solely to protect, preserve and realize upon its security interest in Collateral.

           4.11.   Termination; Release and Reinstatement of Collateral.
                   ----------------------------------------------------
Subject to Section 6.05 hereof, when a Termination Event shall have occurred, this Agreement shall terminate, and the Joint Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to the Pledgor upon written notice to the Joint Collateral Agent from the Pledgor, which notice shall certify that a Termination Event has occurred. Such notice shall set forth the manner in which the Collateral shall be delivered by the Joint Collateral Agent and the form of any releases or assignments. Upon certification from the Pledgor that the Pledgor has complied with the provisions of the Debt Documents permitting such release, the Joint Collateral Agent shall release all or any part of the Collateral or otherwise terminate any Lien on all or any part of the Collateral and shall execute such documents and take such other actions as reasonably requested by Pledgor in furtherance of the foregoing.

           4.12.   Performance by the Joint Collateral Agent of Pledgor's
                   ------------------------------------------------------
Obligations.  On failure of the Pledgor to perform any of the covenants and
-----------
agreements contained herein, the Joint Collateral Agent may, at its sole option and in its sole discretion, but shall be under no obligation to, perform the same and in so doing may expend such sums as the Joint Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other reasonable expenditures which the Joint Collateral Agent may make for the protection of the Collateral or which it may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgor promptly upon timely notice thereof and written demand therefor and shall constitute additional Joint Secured Obligations and shall bear interest from the date said amounts are so demanded, at the first interest rate specified in Section 202 of the Indenture. No such performance of any covenant or agreement by the Joint Collateral Agent on behalf of the Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Agreement or the other Debt Documents. The Joint Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP (or its equivalent for any foreign entity).

           4.13.   The Joint Collateral Agent's Duty of Care.  To the extent
                   -----------------------------------------
applicable under local law, other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Joint Collateral Agent hereunder, the Joint Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral of the Pledgor, and the Joint Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Joint Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Joint Collateral Agent accords its own property, it being understood that the Joint Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to conversions, exchanges, maturities, tenders or other material relating to any Collateral, whether or not the Joint Collateral Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          Section 5.   The Joint Collateral Agent.  The Joint Collateral Agent,
                       --------------------------
the Administrative Agent and the Trustee, by their acceptance of the benefits hereof, hereby agree among themselves as follows (it being understood and agreed that the Pledgor shall not have any rights or obligations under this Section 5):

          5.01.    Appointment, Powers and Immunities.  The Joint Collateral
                   ----------------------------------
Agent shall be Wilmington Trust Company or any successor Joint Collateral Agent appointed as provided in Section 5.08 hereof. The Joint Collateral Agent shall act as agent for the Administrative Agent and the Trustee hereunder with such powers as are specifically vested in the Joint Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Subject to Section 5.10 hereof, the Joint Collateral Agent (which term as used in this sentence and in the first sentence of Section 5.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities (including, without limitation, under the Trust Indenture Act) except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any of the Joint Secured Parties and no implied covenants or obligations shall be inferred from this Agreement against the Joint Collateral Agent, nor shall the Joint Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible to the Joint Secured Parties, the Administrative Agent or the Trustee for any recitals, statements, representations or warranties contained in this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Joint Collateral Agent) or the Collateral, or for any failure by the Pledgor or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section
5.06 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder, except for its own gross negligence or willful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder. The Joint Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Joint Collateral Agent, unless it shall be proved that the Joint Collateral Agent was grossly negligent in ascertaining the pertinent facts upon which such judgment was made.

          5.02.    Instructions of the Administrative Agent and/or the Trustee.
                   -----------------------------------------------------------
(a) The Required Secured Parties shall have the right, by one or more instruments in writing executed and delivered to the Joint Collateral Agent (after the receipt by the Administrative Agent and/or the Trustee of the consent of the Required Secured Parties), to direct the time, method and place of conducting any proceeding for any right or remedy available to the Joint Collateral Agent, or of exercising any power conferred on the Joint Collateral Agent, or for the appointment of a receiver, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided,
                                                                   --------
however, that (i) such direction shall not conflict with the provisions of any
-------
applicable law or of this Agreement or any Debt Document, (ii) the Required Secured Parties shall have offered the Joint Collateral Agent indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such direction and (iii) subject to the provisions of Section 5.01, the Joint Collateral Agent shall have the right to decline to follow any such direction if the Joint Collateral Agent in good faith shall, by a Responsible Officer or Officers of the Joint Collateral Agent, determine that the proceeding so directed would involve the Joint Collateral Agent in personal liability with respect to which such indemnity would not constitute adequate protection. Nothing in this subsection (a) shall impair the right of the Joint Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. The Joint Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Required Secured Parties pursuant to this Section 5.02.

          (b) If, within 30 days after the Joint Collateral Agent receives a Notice of Acceleration which has not been cancelled, the Joint Collateral Agent shall not have received written directions from the Administrative Agent or the Trustee, the Joint Collateral Agent shall, until it receives written directions from the Administrative Agent or the Trustee, act in such manner as it deems appropriate; provided, however, that if the Joint Collateral Agent receives no
             --------  -------
instructions from the Administrative Agent or the Trustee, the Joint Collateral Agent shall be fully protected in acting or not acting at its own discretion; provided, further, that
                                                         --------  -------
in acting hereunder, the Administrative Agent, the Trustee and the Joint Collateral Agent will cooperate to ensure compliance by the Pledgor, under the Indenture, with any applicable mandatory provisions of the Trust Indenture Act, including, without limitation, Section 314 thereof.

          5.03.    Reliance by Joint Collateral Agent.  The Joint Collateral
                   ----------------------------------
Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel, independent accountants and other experts selected by the Joint Collateral Agent. As to any matters not expressly provided for by this Agreement, the Joint Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Administrative Agent or the Trustee in accordance with this Agreement.

          The Joint Collateral Agent shall be entitled to rely on a certificate of an officer of the Administrative Agent as to the amount of the Term Loans outstanding under the Credit Agreement, the principal amount of Term Loans owing to any Lender, the identity of the Lenders and any Agent (as defined in the Credit Agreement), the aggregate principal amount of the Term Loans outstanding with respect to which the Lenders have taken any action hereunder and the amounts owing to the Lenders, Lender Counterparties and each Agent for purposes of any payment under Section 4.09 and, in the absence of any such certification, the Joint Collateral Agent shall have no obligation to take any action on the basis of any action by the Lenders or to make any payment under Section 4.09 to the Lenders, Lender Counterparties or any Agent. At the request of the Joint Collateral Agent, the Administrative Agent and/or Trustee shall provide the Joint Collateral Agent with such notices, certificates and other information reasonably necessary for the Joint Collateral Agent to satisfy its obligations hereunder. The Joint Collateral Agent shall not be deemed to have knowledge or notice of any Event of Default under the Credit Agreement or of any rescission of any declaration of acceleration thereunder unless it shall have received written notice thereof from an officer of the Administrative Agent. Notwithstanding anything herein to the contrary, the obligations of the Joint Collateral Agent hereunder shall be ministerial and the Joint Collateral Agent shall not be required to exercise any discretion hereunder except in accordance with the direction of the Required Secured Parties given in accordance with Section 5.02.

          5.04.    Rights in Other Capacities.  Except to the extent limited by
                   --------------------------
the Indenture or the Trust Indenture Act, the Joint Collateral Agent and its affiliates may (without having to account therefor to the Administrative Agent, the Trustee or any of the Joint Secured Parties) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Pledgor (and any of their subsidiaries or affiliates) as if it were not acting as the Joint Collateral Agent, and the Joint Collateral Agent and its affiliates may accept fees and other consideration from the Pledgor for services in connection with this Agreement or otherwise without having to account for the same to the Administrative Agent, the Trustee or any of the Joint Secured Parties.

          No provision of this Agreement shall require the Joint Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder except as a result of its gross negligence or willful misconduct. In no event shall the Joint Collateral Agent be liable for any amount in excess of the value of the Collateral.

          5.05.    Non-Reliance on Joint Collateral Agent. The Joint Collateral
                   --------------------------------------
Agent shall not in its capacity as such be required pursuant to this Agreement to keep itself informed as to the performance or observance by the Pledgor of this Agreement, any Debt Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Pledgor or any of its subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished by the Joint Collateral Agent hereunder, the Joint Collateral Agent in its capacity as such shall not have any duty or responsibility under this Agreement to provide the Administrative Agent, the Trustee or any of Joint Secured Parties with any credit or other information concerning the affairs, financial condition or business of the Pledgor or any of its subsidiaries (or any of their affiliates) that may come into the possession of the Joint Collateral Agent or any of its affiliates.

          5.06.    Failure to Act.  In the event of any ambiguity in the
                   --------------
provisions of this Agreement or any dispute between or conflicting claims by or among the Administrative Agent, the Trustee or any of Joint Secured Parties and/or any other person or entity with respect to any funds or property deposited hereunder, the Joint Collateral Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Joint Collateral Agent shall not be or become liable in any way to the Administrative Agent, the Trustee or any of the Joint Secured Parties or any other person or entity for its failure or refusal to comply with such conflicting claims, demands or instructions. The Joint Collateral Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting party as evidenced in a writing, satisfactory to the Joint Collateral Agent or (ii) the Joint Collateral Agent shall have received security or an indemnity satisfactory to the Joint Collateral Agent sufficient to save the Joint Collateral Agent harmless from and against any and all loss, liability or expense which the Joint Collateral Agent may incur by reason of its acting. The Joint Collateral Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Joint Collateral Agent may deem necessary or appropriate under applicable law. Notwithstanding anything contained herein to the contrary, the Joint Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

          5.07.    Right to Appoint Joint Collateral Agent or Advisor.  The
                   --------------------------------------------------
Joint Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, including, without limitation, agent(s) or advisor(s) in connection with the sale of any Collateral held by the Joint Collateral Agent hereunder, and the Joint Collateral Agent shall not be liable for any action taken or omitted by such agent(s) or advisor(s) selected in good faith.

          5.08.    Resignation and Removal.  The Joint Collateral Agent (and any
                   -----------------------
successor Joint Collateral Agent) may at any time resign as such by giving written notice of its resignation to the parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect. The Joint Collateral Agent may be removed at any time by the consent of each of the Administrative Agent and the Trustee. Upon the effective date of such resignation or removal of the Joint Collateral Agent, the Collateral shall be delivered by it to such successor Joint Collateral Agent or as otherwise shall be instructed in writing by the Pledgor, the Administrative Agent, and the Trustee, whereupon the Joint Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. If at that time the Joint Collateral Agent has not received such instruction, the Joint Collateral Agent's sole responsibility after that time shall be to safekeep the Collateral until receipt of a designation of successor Joint Collateral Agent, or a joint written instruction as to disposition of the Collateral by the Pledgor, the Administrative Agent and the Trustee or a final order of a court of competent jurisdiction mandating disposition of the Collateral. If the Joint Collateral Agent is removed or resigns, the Pledgor, by a Board Resolution, shall promptly select a successor Joint Collateral Agent subject to the conditions set forth in
Section 5.09 below.

           5.09.   Qualification.  Each successor Joint Collateral Agent shall
                   -------------
at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Joint Collateral Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Joint Collateral Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Joint Collateral Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Joint Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, such Joint Collateral Agent shall resign immediately in the manner and with the effect specified in Section 5.08.

           Section 6.  Miscellaneous.
                       -------------

           6.01.   No Waiver.  No failure on the part of the Joint Collateral
                   ---------
Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Joint Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

           6.02.   Governing Law; Submission to Jurisdiction; Venue.
                   ------------------------------------------------

           (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF). Any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Pledgor hereby irrevocably submits, for itself and in respect of its property, generally and unconditionally, to the non-exclusive jurisdiction of such courts. The Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 6.04
                                                                    ------------
hereof, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Joint Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Pledgor in any other jurisdiction.

           (b) The Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          6.03.    Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY
                   --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          6.04.    Notices.  All notices, requests, consents and other
                   -------
communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          6.05.    Continuing Agreement.  (a)  This Agreement shall be a
                   --------------------
continuing agreement in every respect and shall remain in full force and effect so long as the any Debt Document is in effect or any amounts payable under the Indenture, the Credit Agreement, or any other Debt Document or hereunder or any of the Securities or Term Loans shall remain outstanding. Upon termination of this Agreement, the Joint Collateral Agent shall, upon the request and at the expense of the Pledgor, forthwith release, without recourse, representation or warranty, all of its liens and security interests hereunder, execute such documents and take such other actions as reasonably requested by Pledgor in furtherance of the termination, and return any Collateral in its possession to the Pledgor, the form of any such release to be provided by the Pledgor. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Agreement.

          (b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Joint Secured Obligations is rescinded or must otherwise be restored or returned by the Joint Collateral Agent or the Administrative Agent or the Trustee as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Joint Secured
      --------
Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Joint Collateral

Agent in defending and enforcing such reinstatement shall be deemed to be included as a part of the Joint Secured Obligations.

          6.06.    Waivers, Amendments, Etc.  (a) Except as expressly provided
                   ------------------------
hereby and in the Indenture or Credit Agreement, the terms of this Agreement may be waived, altered, amended, modified, changed, discharged or terminated only by an instrument in writing duly executed by each of the parties hereto and approved by the Required Secured Parties; provided, however, that a waiver, alteration, amendment, modification, change, discharge or termination that affects only the parties (i) to the Credit Agreement (other than the Pledgor) and does not adversely affect the Trustee or the Holders shall be effective if made by an instrument in writing duly executed by each of the parties hereto other than the Trustee and (ii) to the Indenture (other than the Pledgor) and does not adversely affect the Lenders or the Administrative Agent shall be effective if made only by the parties hereto other than the Administrative Agent and approved by the Holders of a majority in principal amount of the Securities.

          (b) Anything herein to the contrary notwithstanding if the Pledgor incurs any indebtedness which qualifies as Refinancing Indebtedness, each of the parties hereto will, upon the request of the Pledgor, enter into any amendments or modifications to this Agreement for the purpose of (i) modifying the definition of Debt Documents to include all material agreements entered into in connection with the Refinancing Indebtedness, (ii) modifying the definition of Joint Secured Parties to include the relevant parties to such Refinancing Indebtedness, (iii) providing for the addition of any party or the substitution of the Administrative Agent or the Trustee, as appropriate, (iv) revising the definition of "Parity Pro Rata Basis" and similar terms such that the holders of such Refinancing Indebtedness have the same pro rata rights as are applicable to the Joint Secured Parties and (v) making such other modifications as are reasonably necessary or desirable to include such Refinancing Indebtedness hereunder; provided, however, that no such amendment or modification shall amend the rights or duties of the Joint Collateral Agent, the Trustee or the Administrative Agent hereunder, in each case, without the express written consent of such party.

          6.07.    Successors and Assigns.  This Agreement shall create a
                   ----------------------
continuing security interest in the Collateral and shall be binding upon the Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Joint Collateral Agent hereunder, to the benefit of the Joint Collateral Agent and its successors and assigns for the benefit of the Administrative Agent or the Trustee; provided, however, that the Pledgor may not
                                     --------  -------
assign its rights or delegate its duties hereunder without first filing with the Joint Collateral Agent a certificate of the Pledgor that such assignment or transfer is permitted by the Debt Documents and obtaining the prior written consent of the Administrative Agent or the Trustee, as applicable. To the fullest extent permitted by law, the Pledgor hereby releases the Joint Collateral Agent, and its successors and assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Joint Collateral Agent, or its officers, employees or agents. Neither the Administrative Agent nor the Trustee may assign any of their respective interests, rights and obligations set forth in this Agreement, unless such assignment was in connection with an assignment permitted under the applicable Debt Document; provided, in the case of any such permitted assignment, that such assignee agrees to be bound by the terms hereof.

          6.08.    Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, all of which taken together shall constitute one and the same instrument and any of party hereto may execute this Agreement by signing any such counterpart. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          6.09.    Severability.  If any provision hereof is illegal, invalid or
                   ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Joint Collateral Agent, the Administrative Agent and the Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the illegality, invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the illegality, validity or enforceability of such provision in any other jurisdiction.

          6.10.    Entirety.  This Agreement and the Debt Documents represent
                   --------
the entire agreement of the parties hereto and thereto with respect to the Collateral described herein, and supersede all prior agreements and understandings, oral or written, if any, including any correspondence relating thereto or the transactions contemplated herein and therein.

          6.11.    Survival.  All representations and warranties of the Pledgor
                   --------
hereunder shall survive the execution and delivery of this Agreement and the other Debt Documents.

          6.12.    Expenses, Indemnity, Etc.  The Pledgor agrees to pay the
                   -------------------------
Joint Collateral Agent such compensation as has previously been agreed upon by the Pledgor and the Joint Collateral Agent for any and all services rendered by the Joint Collateral Agent; provided, however, that the Joint Collateral Agent
                            --------  -------
and the Pledgor may from time to time agree in writing to such other compensation of the Joint Collateral Agent hereunder. In addition, the Pledgor agrees to reimburse the Joint Collateral Agent for: (a) all reasonable out-of-pocket costs and expenses of the Joint Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Joint Collateral Agent), in connection with (i) the negotiation, preparation, execution and delivery of, and ongoing administration of, this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Joint Collateral Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Notice of Acceleration and any enforcement or collection proceedings resulting therefrom or incurred in connection with causing the Pledgor to satisfy its obligations hereunder and (ii) the enforcement of this Section 6.12; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby. The Pledgor agrees to indemnify the Joint Collateral Agent from, and hold the Joint Collateral Agent harmless against, any and all losses, liabilities, claims, damages or expenses incurred by the Joint Collateral Agent arising out of or in connection with the Joint Collateral Agent's duties under this Agreement or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) involving this Agreement (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Joint Collateral Agent).

          In addition to the foregoing, the Pledgor agrees to pay to the Joint Collateral Agent all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of Section 4, or performance by the Joint Collateral Agent of any obligations of the Pledgor under this Agreement in respect of the Collateral which the Pledgor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Joint Secured Parties in respect thereof, by litigation or otherwise. The provisions of this
Section 6.12 shall survive the termination of this Agreement or the resignation or removal of the Joint Collateral Agent.

          All amounts due under this Section 6.12 shall constitute Joint Secured Obligations hereunder.

          6.13.    Trust Indenture Act.  If any provision of this Agreement
                   -------------------
limits, qualifies or conflicts with the duties imposed on the Joint Collateral Agent by the Trust Indenture Act, the Trust Indenture Act shall control to the extent applicable. Any action required to be taken in order to comply with the Trust Indenture Act shall be taken by the Pledgor or the Joint Collateral Agent.

          6.14.    Security Interest Absolute.  To the extent permitted by
                   --------------------------
applicable law, all rights of the Joint Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of any provision of any Debt Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the Joint Secured Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, any Debt Document or any other agreement or instrument relating thereto;

          (c) any exchange, release or non-perfection of any Lien on any other collateral; or

          (d) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, or a pledgor.

          6.15.    Headings.  The headings of the sections and subsections
                   --------
hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          6.16.    Shared Collateral.  Each of the Joint Secured Parties agrees
                   -----------------
that all Collateral pledged under this Agreement is for the joint benefit of all the Joint Secured Parties.

     The Pledgor has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                       MISSION ENERGY HOLDING COMPANY

                       By: /s/ Theodore F. Craver, Jr.
                           ------------------------------
                       Name:  Theodore F. Craver, Jr.
                       Title: Chief Executive Officer


                       Address for Notices:

                       955 Overland Court
                       San Dimas, California 91773


                       WILMINGTON TRUST COMPANY
                       As Trustee

                       By:  /s/ James D. Nesci
                            ------------------------------
                       Name:  James D. Nesci
                       Title: Authorized Signer

                       Address for Notices:

                       Rodney Square North
                       111 North Market Street
                       Wilmington, Delaware 19890


                       WILMINGTON TRUST COMPANY
                       As Joint Collateral Agent

                       By:  /s/ James D. Nesci
                            ------------------------------
                       Name:  James D. Nesci
                       Title: Authorized Signer


                       Address for Notices:

                       Rodney Square North
                       111 North Market Street
                       Wilmington, Delaware 19890

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                         As Administrative Agent

                             /s/ Robert Wagner
                       By:  ____________________________________
                            Name:  Robert Wagner
                            Title: Authorized Signer

                       Address for Notices:

                       85 Broad Street
                       New York, NY 10004






                        (Pledge and Security Agreement)

                                    ANNEX A
                                    -------

                                      to

                         Pledge and Security Agreement

                            dated as of July 2, 2001

                     in favor of Wilmington Trust Company

                           as Joint Collateral Agent

                                PLEDGED SHARES
                                --------------


Name of Pledgor: Mission Energy Holding Company    955 Overland Court
                                                   San Dimas, CA 91773



                   Class and     Number of    Certificate    Percentage
Name of Issuer     Par Value      Shares         Number      Ownership
--------------     ---------      ------         ------      ---------
Edison Mission                     100            3         100%
 Energy

                                      35